THIRTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS THIRTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of December 22, 2021, between LOANDEPOT.COM, LLC, a Delaware limited liability company (“Borrower”), and NEXBANK  (with its participants, successors and assigns, “Lender”).
R E C I T A L S
A.    Borrower and Lender are parties to that certain Credit and Security Agreement dated as of October 29, 2014 (as amended, modified, supplemented, restated or amended and restated from time to time, the “Loan Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Loan Agreement and all Section references are to Sections in the Loan Agreement.
B.    On August 2, 2021, Borrower executed a Seventeenth Amended and Restated Promissory Note in the principal amount of $268,000,000 in favor of Lender, evidencing the Loan (the “Original Note”).
C.    Borrower has requested that Lender amend the Loan Agreement as provided below.
D.    Borrower has requested that Lender amend the Original Note as provided in the Seventeenth Amended and Restated Promissory Note being delivered in connection herewith (the “Amended and Restated Note”).
E.    Borrower and Lender desire to amend the Loan Documents, subject to the terms, conditions, and representations set forth herein, as requested by Borrower.
F.    Borrower and Lender agree to the other terms and provisions provided below, subject to the terms, conditions, and representations set forth herein.
NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:
1.Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth herein, the Loan Agreement is amended as follows:
(a)The definition of “Agency” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
““Agency” means Freddie Mac or any successors thereto or (upon the agreement of Borrower and Lender), any other government mortgage loan program and any successor thereto.”
(b)The definition of “Fannie Mae” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.
(c)The definition of “Revolving Credit Note” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Revolving Credit Note” means the Eighteenth Amended and Restated Promissory Note, dated December 22, 2021, made by Borrower payable to the order of Lender, as amended or restated from time to time.
Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

(d)The lead-in to Section 4.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(x) All Agency Servicing Rights (whether classified as instruments, accounts, payment intangibles or general intangibles under the UCC) identified by the Seller/Servicer Numbers [***] and [***] and (y) all Non-Agency Servicing Rights (whether classified as instruments, accounts, payment intangibles or general intangibles under the UCC), including those listed on any List of Eligible Servicing Rights or similar list or schedule delivered by Borrower to the Lender from time to time and including those listed on Schedule 4.1(a)(2) hereto or on any update to Schedule 4.1(a)(2) from time to time submitted to the Lender by Borrower (collectively, the “Pledged Servicing Rights”), together with:”
(e)Section 4.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Section 4.2    Limited Pledge of Servicing. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the pledge of Borrower’s right, title and interest in mortgage servicing rights under Approved Servicing Agreements with a Designated Agency shall only secure Borrower’s debt to the Lender incurred under a facility used in whole or in part for the purposes of, or to refinance a facility used in whole or in part for the purposes of, purchasing Mortgage Loan servicing rights; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent such Designated Agency supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Agreements, Acknowledgment Agreements, or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; and provided further that the security interest created hereby with respect to the Agency Servicing Rights is subject to the following provision to be included in each financing statement filed in respect hereof:
Notice with respect to Freddie Mac Mortgage Loans:
Notwithstanding anything to the contrary herein, the security interest publicized or perfected by this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under and in connection with the Purchase Documents, as that term is defined in the Freddie Mac Single-Family Seller/Servicer Guide, which rights include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) the debtor named herein as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of said servicing contract rights, as provided in the Purchase Documents; and (b) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the debtor to Freddie Mac.”
(f)Section 6.18 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Section 6.18    Membership and Standing. Borrower is an approved member in good standing of the MERS System. Borrower is (a) an approved servicer, seller/servicer or issuer, as applicable, of mortgage loans for Freddie Mac, (b) properly licensed and qualified to do business and in good standing in each jurisdiction in which such licensing and qualification is necessary to act as the servicer under any of the Servicing Agreements and applicable law, and (c) qualified to act as the servicer under the Servicing Agreements, and no event has occurred which would make Borrower unable to comply with all such eligibility requirements or which would require notification to Freddie Mac. Borrower has not received any written notice from any Governmental Authority that it intends to terminate or restrict Borrower’s status as an approved servicer in its programs for which Borrower is registered, approved or authorized.”

(g)Section 6.23(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(g)    Freddie Mac or, with respect to any Non-Agency Servicing Rights, any other owner of Mortgage Loans, has not provided written notice to Borrower that it will terminate, modify or amend the Servicing Agreement or Borrower’s benefits or the Servicing Rights under any Servicing Agreement.”
2.Conditions Precedent. Notwithstanding any contrary provision, this Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied (the “Effective Date”):
(a)Lender shall have received counterparts of this Amendment executed by Borrower, Lender, and each other party set forth on the signature pages hereto, and the original executed Amended and Restated Note;
(b)Lender shall have received written consent from Freddie Mac, consenting to Borrower and Lender entering into this Amendment;
(c)Lender shall have received satisfactory evidence that Borrower has paid the fees and expenses of counsel described in Section 5;
(d)No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment;
(e)Lender shall have returned to Borrower, or to Borrower’s attorney to be held in escrow, the original of the Original Note; and
(f)Lender shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Lender or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Lender (it being agreed that execution of this Amendment by Lender shall evidence that the foregoing conditions have been fulfilled).
3.Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by Borrower. Borrower hereby agrees that, except as expressly provided in this Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Loan Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Borrower further confirms that the liens and security interests in the Collateral created under the Loan Documents secure, among other indebtedness, Borrower’s obligations under the Loan Documents, and all modifications, amendments, renewals, extensions, and restatements thereof.
4.Representations and Warranties. As a material inducement for Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in consenting to this Amendment) that as of the Effective Date, and after giving effect to the transactions contemplated by this Amendment: (a) all representations and warranties in the Loan Agreement and in all other Loan Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date; or (ii) the facts or circumstances on which any of them were based have been changed by transactions or events not prohibited by the Loan Documents; (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to this Amendment; (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and is binding and enforceable against Borrower in accordance with its terms; and (d) the execution, delivery and performance of this Amendment in accordance with its terms, does not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any governmental approval, other than such as have been obtained and are in full force and effect, or violate any applicable law relating to Borrower; (ii) conflict with, result in a breach of, or constitute a default under the Constituent Documents of Borrower thereof, or any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower.
5.Fees, Costs and Expenses. Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Lender for services rendered in connection with the preparation, negotiation, reproduction, execution, and delivery of this Amendment and all related documents; and
6.Miscellaneous.
(a)This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Loan Agreement or Amended and Restated Promissory Note to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
(b)The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment and the Amended and Restated Note, and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any rights of Lender under any Loan Document, nor constitute a waiver under any of the Loan Documents.
(c)All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
(d)This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
(e)THIS AMENDMENT, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(f)The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
(g)Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(h)This Amendment shall be construed in accordance with and governed by the laws of the State of Texas without regard to its principles of conflicts of laws.
(i)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts on the date stated on the signature pages hereto, but effective as of Effective Date.

BORROWER:

loanDepot.com, LLC,
a Delaware limited liability company

By:    /s/ Patrick Flanagan
    Name: Patrick Flanagan
    Title: EVP & Chief Financial Officer

LENDER:

NEXBANK

By:    /s/ Kevin Olding
    Name: Kevin Olding
    Title: Senior Vice President

Signature Page to Thirteenth Amendment